Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 183651 on Form S-8 of our report dated April 15, 2015, relating to the consolidated financial statements and financial statement schedule of Taomee Holdings Limited, its subsidiaries and its variable interest entities, appearing in the Annual Report on Form 20-F of Taomee Holdings Limited for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 15, 2015